UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2017

Momenta Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 491-9700

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company O

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    O

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, the Board of Directors (the “Board”) of Momenta Pharmaceuticals, Inc. (the “Company”) approved the amendment and restatement of the Company’s 2013 Incentive Award Plan (the “Amended and Restated 2013 Plan”), subject to and effective upon stockholder approval.  At the Company’s 2017 Annual Meeting of Stockholders, held on June 20, 2017 (the “Annual Meeting”), stockholders approved the Amended and Restated 2013 Plan.  The Amended and Restated 2013 Plan, among other things, increases the number of shares of common stock available for issuance under the plan by 4,300,000 shares. For a description of the terms and conditions of the Amended and Restated 2013 Plan, see “Summary of the Amended and Restated 2013 Plan” under “Proposal Five -- Approval of Amendment and Restatement of Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan” in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 27, 2017, for the Annual Meeting (the “Proxy Statement”), which description is incorporated herein by reference.

On March 14, 2017, the Board approved the amendment and restatement of the Company’s 2004 Employee Stock Purchase Plan (the “Amended and Restated ESPP”), subject to and effective upon stockholder approval. Stockholders approved the Amended and Restated ESPP at the Annual Meeting. The Amended and Restated ESPP increases the number of shares of common stock available for issuance under the plan by 1,400,000 shares. For a description of the terms and conditions of the Amended and Restated ESPP, see “Summary of the ESPP” under “Proposal Six -- Approval of Amendment and Restatement of Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan” in the Proxy Statement, which description is incorporated herein by reference.

On June 21, 2017, the Company and each of Scott M. Storer, Ganesh V. Kaundinya and Bruce A. Leicher (each, an “Officer”) amended each Officer’s respective employment agreement to explicitly provide that the Officer’s rights thereunder to accelerated vesting of restricted stock in connection with certain employment terminations apply equally, as intended, to awards of restricted stock units. The Company also adopted a corresponding amendment to its form of employment agreement for executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on June 20, 2017.  Of the 74,198,113 shares of the Company’s common stock entitled to vote, 68,718,119 shares were present in person or by proxy at the Annual Meeting.  The matters voted on at the Annual Meeting, and the voting results for each matter, were as follows:

1.                                      The stockholders elected each of the three Class I nominees to the Company’s Board of Directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their respective deaths, resignations or removals.

	For	Against	Abstain	Broker Non-Votes
Bruce L. Downey	59,778,096	1,074,873	29,205	7,835,945
Corey N. Fishman	59,690,171	1,160,248	31,755	7,835,945
Georges Gemayel	59,835,102	1,017,577	29,495	7,835,945

2.                                      The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For:	67,011,489
Against:	1,649,328
Abstain:	57,302

3.                                      The stockholders approved on an advisory, non-binding basis the compensation of the Company’s named executive officers.

For:	59,175,222
Against:	1,660,287
Abstain:	46,665
Broker Non-Votes:	7,835,945

4.                                      The stockholders approved on an advisory, non-binding basis an annual vote on the compensation of the Company’s named executive officers.

1 Year:	51,825,749
2 Years:	124,406
3 Years:	8,836,851
Abstain:	95,168
Broker Non-Votes:	7,835,945

5.                                      The stockholders approved the amendment and restatement of the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan.

For:	51,766,861
Against:	9,051,804
Abstain:	63,509
Broker Non-Votes:	7,835,945

6.                                      The stockholders approved the amendment and restatement of the Momenta Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan.

For:	59,595,354
Against:	1,236,585
Abstain:	50,235
Broker Non-Votes:	7,835,945

In light of the vote on Proposal 4 and the Board’s recommendation that stockholders vote to hold future advisory votes on executive compensation annually, the Company decided to hold such vote annually until the next required vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, or until the Company determines that a different frequency of such non-binding advisory vote is in the best interests of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 21, 2017	By:	/s/ Scott M. Storer
Scott M. Storer Chief Financial Officer (Principal Financial Officer)

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